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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 23, 2006

                                  NOVELIS INC.
             (Exact name of registrant as specified in its charter)

             Canada                    001-32312               98-0442987
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

   3399 Peachtree Road NE, Suite 1500, Atlanta, GA               30326
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       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (404) 814-4200

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 28, 2006, Novelis Inc. (the "Company"), announced that Rick Dobson, age 47, will be the new Chief Financial Officer for the Company, effective July 19, 2006. Mr. Dobson signed an offer letter on June 23, 2006, and will receive an annual base salary of $450,000. In addition, Mr. Dobson is eligible for short term incentive pay with a target payout equal to 75% of his base salary annually. Mr. Dobson will also be eligible to participate in our long-term incentive plan if approved by shareholders (with a target annual opportunity level of $750,000, subject to adjustment of up to 2.5 times depending on performance) and will receive prerequisites customarily provided to our executives, including a company automobile and assistance for education expenses for his children. Mr. Dobson will also participate in our broad based employee benefit and health plans. We have agreed to pay certain relocation costs and reimburse travel expenses in connection with Mr. Dobson's relocation and transition from Kansas City, Missouri, including the purchase of his Kansas City home if he is unsuccessful in selling it after reasonable effort. Under the offering letter, he will also be entitled to receive 12 months severance pay and benefits if terminated.

     On June 28, 2006, the Company entered into a transition agreement and the Company's subsidiary, Novelis Corporation, entered into a release and separation agreement with the Company's current Chief Financial Officer, Geoff Batt, regarding the terms of his departure from the Company. These agreements set forth the terms of Mr. Batt's remaining employment with the Company and the compensation and other benefits payable to Mr. Batt.

     Pursuant to these agreements, the Company and Geoff Batt have mutually agreed to terminate his role as Chief Financial Officer effective as of July 19, 2006; however, Mr. Batt will remain an employee of the Company through August 11, 2006 (the "Separation Date"). Until the Separation Date, Mr. Batt's compensation, benefits, and pension funding will continue at their present levels. Pursuant to an election made by Mr. Batt in his change of control agreement, dated November 8, 2004, he is also entitled to receive an amount equal to 24 months of his total cash compensation (including any short term incentives). Additionally, Mr. Batt is entitled to liability indemnification and relocation expenses including the purchase of his Georgia home, subject to a best efforts sales clause.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) As described in Item 1.01 above, the Company and Geoff Batt have mutually agreed to terminate his role as Chief Financial Officer effective as of July 19, 2006. Mr. Batt will continue as an employee of the Company through August 11, 2006.

(c) As described in Item 1.01 above, Rick Dobson, age 47, will be the new Chief Financial Officer for the Company, effective July 19, 2006. He has been the Chief Financial Officer of Aquila, Inc., the Kansas City, Missouri-based operator of electricity and natural gas distribution utilities, since 2002. Mr. Dobson was Vice President of Financial Management for Aquila Merchant Services, a top five energy merchant company, from 1997 to 2002. He served as Vice President and Controller of ProEnergy, a natural gas marketing venture for Apache, from 1995 to 1997, and of Aquila Energy Corporation from 1989 to 1995. Mr. Dobson began his career in 1981 as an audit manager for Arthur Andersen, specializing in the energy, telecommunications and homebuilding sectors. The description of Mr. Dobson's offer letter provided in Item 1.01 is incorporated herein by reference.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NOVELIS INC.

Date: June 28, 2006                                  By: /s/ David Kennedy
                                                         -----------------------
                                                         David Kennedy
                                                         Secretary

[Timing for filing contracts? Only benefit is that you can incorporate into 1.01 and avoid questions as to whether disclosure was adequate/timely.]